Exhibit 32.1

Certification of Chief Executive Officer Required by Rule 13a-14(b)
and Section 1350 of Chapter 63 of Title 18 of the United States Code

            I, Douglas A. Pertz, the Chief Executive Officer of IMC Global Inc., certify that (i) the Annual Report on Form 10-K for the Fiscal Year ended December 31, 2003 of IMC Global Inc. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of IMC Global Inc.

March 10, 2004

         Douglas A. Pertz
Douglas A. Pertz

Return to IMC Global Inc. Form 10-K